Exhibit 99.1

UiPath Reports Fourth Quarter and Full Year Fiscal 2022 Financial Results

Announces Appointment of Chris Weber as Chief Business Officer

ARR of $925 million increased 59 percent year-over-year driven by record net new ARR of $107 million

NEW YORK, NY – March 30, 2022 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its fourth quarter and full year fiscal 2022 ended January 31, 2022 and the appointment of Chris Weber as Chief Business Officer.

“The UiPath team delivered a strong finish to fiscal year 2022 with fourth quarter net new ARR reaching a record $107 million, an increase of 72 percent year-over-year. We believe this is a testament to our highly differentiated end-to-end platform,” said Daniel Dines, UiPath Co-Founder and Chief Executive Officer. “Our customers understand that automation is at the forefront of digital transformation and fundamental to driving efficiency, employee satisfaction, and strengthening customer relationships, all necessary to successfully navigate today’s complex operating environment and establish a sustainable competitive advantage.”

Ashim Gupta, UiPath Chief Financial Officer, added, “I am pleased with our fourth quarter fiscal year 2022 results. Net new ARR growth accelerated meaningfully driven by new customers and a best-in-class dollar based net retention rate of 145 percent as existing customers deployed more automations and adopted more capabilities across our platform. We delivered both positive non-GAAP operating margin and non-GAAP adjusted free cash flow in the fourth quarter of fiscal year 2022 and remain committed to balancing growth and profitability.”

Fourth Quarter Fiscal 2022 Financial Highlights

•	Revenue of $289.7 million increased 39 percent year-over-year.

•	ARR of $925.3 million increased 59 percent year-over-year.

•	Net new ARR of $106.9 million increased 72 percent year-over-year.

•	Dollar based net retention rate of 145 percent.

•	GAAP gross margin was 86 percent.

•	Non-GAAP gross margin was 88 percent.

•	Net cash used in operations was $6.0 million.

•	Non-GAAP adjusted free cash flow was $9.8 million.

•	Cash, cash equivalents, and marketable securities were $1.9 billion as of January 31, 2022.

Full Year Fiscal 2022 Financial Highlights

•	Revenue of $892.3 million increased 47 percent year-over-year.

•	Net new ARR of $344.8 million increased 51 percent year-over-year.

•	GAAP gross margin was 81 percent.

•	Non-GAAP gross margin was 87 percent.

•	Net cash used in operations was $55.0 million.

•	Non-GAAP adjusted free cash flow was negative $21.5 million.

Leadership Changes

In a separate release issued today, UiPath announced the appointment of Chris Weber as Chief Business Officer. A former Microsoft executive with more than 25 years of enterprise software experience, Weber will be responsible for leading global go-to-market strategy and execution at UiPath, and will guide worldwide sales, services, and other go-to-market operations including its partner organization. UiPath also announced that Chief Revenue Officer Thomas Hansen is leaving the Company to pursue other opportunities. Mr. Hansen will remain with the Company through the end of the first quarter fiscal 2023 to assist with the transition.

Financial Outlook

“We are saddened by the war and humanitarian crisis that is unfolding in Ukraine,” said Daniel Dines, UiPath Co-Founder and Chief Executive Officer. “We have built a global business that serves customers in more than 115 countries, including countries across eastern Europe and Russia. Looking ahead, we feel confident in our market leading position in automation and prospects for future growth at scale but believe it is prudent at this time to factor both our European exposure and go-to-market leadership transition into the financial outlook we are providing this afternoon.”

For the fiscal first quarter 2023, UiPath expects:

•	Revenue in the range of $223 million to $225 million

•	ARR in the range of $960 million to $965 million as of April 30, 2022

•	Non-GAAP operating loss in the range of $(30) million to $(25) million

For the fiscal full year 2023, UiPath expects:

•	Revenue in the range of $1,075 million to $1,085 million

•	ARR in the range of $1,200 million to $1,210 million as of January 31, 2023

•	Non-GAAP operating income in the range of $0 to $10 million

Reconciliation of non-GAAP operating income (loss) guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Recent Business Highlights

•	Surpassed $140 million in cloud ARR. In just over two years more than 3,800 UiPath customers have adopted cloud products, including 55 percent of new customers in the fourth quarter of fiscal 2022.

•

Named a Leader in the IDC MarketScape: Worldwide Cloud Testing 2022 Vendor Assessment – Empowering Business Velocity.* The report, which includes UiPath for the first time among traditional software quality tools, examines cloud testing adoption trends and their influence on organizational success through the development of secure, high-quality software.

•	Announced technology integrations with:

•

Box, Inc., the leading Content Cloud, which includes expanding integration with their native e-signature product, Box Sign, and plans to add Box Sign to UiPath Integration Service to help customers accelerate complex enterprise workstreams like contract processing, HR onboarding, and sales operations.

•

MuleSoft, provider of the world’s #1 integration and API platform, to deliver a UiPath Orchestrator API connector for MuleSoft. This integration will make it easy to invoke or retrieve information from within an application and seamlessly integrate robots into the local software ecosystem.

•	Accelerated the development and use of automation for societal impact by:

•

Announcing a partnership with Coursera, one of the largest online learning platforms in the world, to offer best-in-class automation education courses from UiPath to the over 92 million registered learners on Coursera. The RPA Specialization and Step into RPA courses from UiPath on Coursera build comprehensive knowledge and professional-level skills in developing and deploying UiPath software robots.

•	Partnering with global market intelligence firm IDC to launch a free interactive assessment tool that offers organizations a tailored response on how to automate for good.

•

Honored for delivering world-class customer service with the Customer Relationship Management Institute’s NorthFace ScoreBoard Service AwardSM, widely recognized as the most prestigious award for customer service excellence due to its unique customer-only vote criteria. UiPath received an overall Customer Satisfaction (CSAT) rating of 91% from its customers in 2021.

*	IDC MarketScape: Worldwide Cloud Testing 2022 Vendor Assessment – Empowering Business Velocity (IDC # US47097221, March 2022)

Conference Call and Webcast

UiPath will host a conference call today, Wednesday, March 30, 2022, at 5:00 p.m. Eastern Time, to discuss the Company’s fourth quarter and full year fiscal 2022 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13726262. A replay of this conference call will be available through April 13, 2022 at 1-201-612-7415 (domestic) or 1-877-660-6853 (international). The replay passcode is 13726262. A live webcast of this conference call will be available on the “Investor Relations” page of the UiPath’s website (https://ir.uipath.com), and a replay will be archived on the website as well.

About UiPath

UiPath has a vision to deliver the Fully Automated Enterprise™, one where companies use automation to unlock their greatest potential. UiPath offers an end-to-end platform for automation, combining the leading Robotic Process Automation (RPA) solution with a full suite of capabilities that enable every organization to rapidly scale digital business operations.

Forward Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words, including the negatives of these words or similar expressions.

We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

These forward-looking statements include, but are not limited to, statements regarding our financial guidance for the first fiscal quarter and fiscal year-end 2023, our strategic plans or objectives, the estimated addressable market opportunity for our platform and our position in the market, future growth opportunities, the success of our platform and new platform releases, the success of our investment in our personnel and partnerships, the success of our collaborations with third parties, and the ability of our platform to deliver our customers a return on investment. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) our recent rapid growth, which may not be indicative of our future growth; (2) our limited operating history; (3) our ability to successfully manage our growth; (4) our ability and the ability of our platform to satisfy and adapt to customer demands; (5) our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; (6) our ability to attract and retain customers; (7) the competitive markets in which we participate; (8) general market, political, economic, and business conditions; (9) our ability to maintain and expand our distribution channels; (10) our ability to retain and motivate our management and key employees and integrate new team members and manage management transitions; (11) unfavorable conditions in our industry, the market, political, economic, and business conditions, including geo-political turmoil as caused by the Russian military operation in Ukraine; (12) our reliance on third-party providers of cloud-based infrastructure; and (13) the potential impact that the COVID-19 pandemic and any related economic downturn could have on our or our customers’ businesses, financial condition and results of operations.

Further information on risks that could cause actual results to differ materially from our guidance can be found in our Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2021 filed with the SEC on December 10, 2021, and in our Annual Report on Form 10-K that will be filed for the annual period ended January 31, 2022 and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.

Key Performance Metric

Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance obligations assuming no increases or reductions in the subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific bad debt or disputed amounts. Additionally, though we use ARR as a forward-looking metric in the management of our business, it does not include invoiced amounts reported as perpetual licenses or professional services revenue in our consolidated statement of operations, and is not a forecast of future revenue, which can be impacted by contract start and end dates, duration, and renewal rates.

Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.

Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Non-GAAP Financial Measures

This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss) and margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share, and non-GAAP adjusted free cash flow. These non-GAAP financial measures exclude:

•	stock-based compensation expense;

•	amortization of acquired intangibles;

•	employer payroll tax expense related to employee equity transactions;

•	in the case of non-GAAP net income (loss), tax adjustments associated with the add-back items; and

•

in the case of non-GAAP adjusted free cash flow, purchases of property and equipment, capitalization of software development costs, cash paid for employer payroll taxes related to employee equity transactions, and net receipts of employee tax withholdings on stock option exercises.

UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating UiPath’s ongoing operational performance. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). We believe these non-GAAP financial measures provide investors with useful supplementary information in evaluating our performance. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.

Condensed Consolidated Statements of Operations

in thousands, except per share data

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Revenue:
Licenses	$174,056	$124,208	$481,427	$346,035
Subscription services	103,943	75,906	369,867	232,542
Professional services and other	11,699	7,761	40,958	29,066

Total revenue	289,698	207,875	892,252	607,643

Cost of revenue:
Licenses	4,374	2,281	11,888	7,054
Subscription services	18,489	7,079	60,565	24,215
Professional services and other	18,301	10,776	96,415	34,588

Total cost of revenue	41,164	20,136	168,868	65,857

Gross profit	248,534	187,739	723,384	541,786
Operating expenses:
Sales and marketing	174,757	99,380	697,682	380,154
Research and development	64,412	29,194	276,657	109,920
General and administrative	60,244	44,574	249,991	162,035

Total operating expenses	299,413	173,148	1,224,330	652,109

Operating (loss) income	(50,879)	14,591	(500,946)	(110,323)
Interest income	945	401	3,551	1,152
Other (expense) income, net	(4,745)	4,643	(13,488)	14,513

(Loss) income before income taxes	(54,679)	19,635	(510,883)	(94,658)
Provision for (benefit from) income taxes	8,431	(6,621)	14,703	(2,265)

Net (loss) income	$(63,110)	$26,256	$(525,586)	$(92,393)

Undistributed earnings attributable to participating securities	—	26,256	—	—

Net loss attributable to common stockholders, basic and diluted	$(63,110)	$—	$(525,586)	$(92,393)

Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$—	$(1.16)	$(0.55)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	537,162	179,624	454,625	168,255

UiPath, Inc.

Condensed Consolidated Balance Sheets

in thousands

(unaudited)

	As of
	January 31, 2022	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$1,768,723	$357,690
Restricted cash	—	7,000
Marketable securities	96,417	102,828

Accounts receivable, net of allowance for doubtful accounts of $2,566 and $2,879, respectively	251,988	172,286
Contract assets	74,831	34,221
Deferred contract acquisition costs	29,926	10,653
Prepaid expenses and other current assets	55,416	49,752

Total current assets	2,277,301	734,430
Restricted cash, non-current	—	6,500
Marketable securities, non-current	19,523	—
Contract assets, non-current	2,730	2,085
Deferred contract acquisition costs, non-current	100,224	32,553
Property and equipment, net	17,176	14,822
Operating lease right-of-use assets	48,953	17,260
Intangible assets, net	16,817	10,191
Goodwill	53,564	28,059
Deferred tax asset	10,628	8,118
Other assets, non-current	25,534	12,443

Total assets	$2,572,450	$866,461

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$11,515	$6,682
Accrued expenses and other current liabilities	87,958	36,660
Accrued compensation and employee benefits	130,673	110,736
Deferred revenue	297,355	211,078

Total current liabilities	527,501	365,156
Deferred revenue, non-current	68,665	61,325
Operating lease liabilities, non-current	49,843	14,152
Other liabilities, non-current	4,524	7,564

Total liabilities	650,533	448,197

Commitments and contingencies
Convertible preferred stock	—	1,221,968
Stockholders’ equity (deficit)
Class A common stock	4	1
Class B common stock	1	1
Additional paid-in capital	3,406,959	179,175
Accumulated other comprehensive income (loss)	10,899	(12,521)
Accumulated deficit	(1,495,946)	(970,360)

Total stockholders’ equity (deficit)	1,921,917	(803,704)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$2,572,450	$866,461

UiPath, Inc.

Condensed Consolidated Statements of Cash Flows

in thousands

(unaudited)

	Twelve Months Ended January 31,
	2022	2021
Cash flows from operating activities
Net loss	$(525,586)	$(92,393)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	14,705	12,335
Amortization of deferred contract acquisition costs	39,257	40,997
Reversal of deferred contract acquisition costs and accrued sales commissions, net	—	(9,229)
Net amortization of premium on marketable securities	1,954	263
Stock-based compensation expense	515,583	86,167
Amortization of operating lease right-of-use assets	8,875	7,266
Deferred income taxes	(5,832)	(7,587)
Other non-cash charges, net (1)	1,983	1,019
Changes in operating assets and liabilities:
Accounts receivable	(86,387)	(76,907)
Contract assets	(43,660)	(21,964)
Deferred contract acquisition costs	(130,186)	(51,058)
Prepaid expenses and other assets	(15,360)	(8,564)
Accounts payable	3,507	1,893
Accrued expense and other liabilities	45,729	6,122
Accrued compensation and employee benefits	24,038	49,924
Operating lease liabilities, net	(9,064)	(8,080)
Deferred revenue	105,481	98,973

Net cash (used in) provided by operating activities	(54,963)	29,177

Cash flows from investing activities
Purchases of marketable securities	(212,512)	(103,108)
Sales of marketable securities	89,383	—
Maturities of marketable securities	107,745	—
Purchases of property and equipment	(8,879)	(1,953)
Payment related to business acquisition, net of cash acquired	(5,498)	(19,690)
Capitalization of software development costs	(2,950)	(1,240)
Purchases of intangible assets	(1,231)	—
Purchases of investments	(1,500)	—

Net cash used in investing activities	(35,442)	(125,991)

Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions	692,369	—
Payments of initial public offering costs	(3,734)	(732)
Proceeds from issuance of convertible preferred stock	750,000	225,903
Payments of issuance costs for convertible preferred stock	(164)	(324)
Proceeds from exercise of stock options	12,197	26,379
Payments of tax withholdings on net settlement of equity awards	(10,467)	—
Net receipts of tax withholdings on sell-to-cover equity award transactions	10,432	—
Proceeds from employee stock purchase plan contributions	19,040	—
Proceeds from credit agreement	—	78,587
Repayment of credit agreement	—	(78,587)
Payment of deferred loan costs related to senior secured credit facility	—	(808)

Net cash provided by financing activities	1,469,673	250,418

Effect of exchange rates	18,265	(16,545)
Net increase in cash, cash equivalents, and restricted cash	1,397,533	137,059
Cash, cash equivalents and restricted cash - beginning of period	371,190	234,131

Cash, cash equivalents and restricted cash - end of period	$1,768,723	$371,190

(1)	Prior period amounts have been combined to conform to current presentation

UiPath, Inc.

Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue,

Gross Profit and Margin

in thousands, except percentages

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Licenses
GAAP cost of licenses	$4,374	$2,281	$11,888	$7,054
Less: Stock-based compensation expense	—	—	—	—
Less: Amortization of acquired intangible assets	611	656	2,521	2,493
Less: Employer payroll tax expense related to employee equity transactions	—	—	—	—

Non-GAAP cost of licenses	$3,763	$1,625	$9,367	$4,561

Subscription Services
GAAP cost of subscription services	$18,489	$7,079	$60,565	$24,215
Less: Stock-based compensation expense	2,316	154	12,232	513
Less: Amortization of acquired intangible assets	330	—	1,100	—
Less: Employer payroll tax expense related to employee equity transactions	255	—	1,142	—

Non-GAAP cost of subscription services	$15,588	$6,925	$46,091	$23,702

Professional Services and Other
GAAP cost of professional services and other	$18,301	$10,776	$96,415	$34,588
Less: Stock-based compensation expense	2,709	531	29,849	1,860
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Employer payroll tax expense related to employee equity transactions	910	—	4,516	—

Non-GAAP cost of professional services and other	$14,682	$10,245	$62,050	$32,728

Gross Profit and Margin
GAAP gross profit	$248,534	$187,739	$723,384	$541,786
GAAP gross margin	86%	90%	81%	89%
Plus: Stock-based compensation expense	5,025	685	42,081	2,373
Plus: Amortization of acquired intangible assets	941	656	3,621	2,493
Plus: Employer payroll tax expense related to employee equity transactions	1,165	—	5,658	—

Non-GAAP gross profit	$255,665	$189,080	$774,744	$546,652

Non-GAAP gross margin	88%	91%	87%	90%

UiPath, Inc.

Reconciliation of GAAP Operating Expenses, (Loss) Income, and Margin to

Non-GAAP Operating Expenses, Income (Loss) and Margin

in thousands, except percentages

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
Sales and Marketing
GAAP sales and marketing	$174,757	$99,380	697,682	380,154
Less: Stock-based compensation expense	35,853	5,612	237,975	16,356
Less: Amortization of acquired intangible assets	404	27	1,397	115
Less: Employer payroll tax expense related to employee equity transactions	7,097	—	39,615	—

Non-GAAP sales and marketing	$131,403	$93,741	$418,695	$363,683

Research and Development
GAAP research and development	$64,412	$29,194	$276,657	$109,920
Less: Stock-based compensation expense	21,253	3,639	135,713	11,435
Less: Amortization of acquired intangible assets	—	—	—	—
Less: Employer payroll tax expense related to employee equity transactions	4,173	—	5,810	—

Non-GAAP research and development	$38,986	$25,555	$135,134	$98,485

General and Administrative
GAAP general and administrative	$60,244	$44,574	$249,991	$162,035
Less: Stock-based compensation expense	14,901	10,437	99,814	56,003
Less: Amortization of acquired intangible assets	57	—	101	—
Less: Employer payroll tax expense related to employee equity transactions	1,956	—	3,001	—

Non-GAAP general and administrative	$43,330	$34,137	$147,075	$106,032

Operating (Loss) Income
GAAP operating (loss) income	$(50,879)	$14,591	$(500,946)	$(110,323)
GAAP operating margin	(18)%	7%	(56)%	(18)%
Plus: Stock-based compensation expense	77,032	20,373	515,583	86,167
Plus: Amortization of acquired intangible assets	1,402	683	5,119	2,608
Plus: Employer payroll tax expense related to employee equity transactions	14,391	—	54,084	—

Non-GAAP operating income (loss)	$41,946	$35,647	$73,840	$(21,548)

Non-GAAP operating margin	14%	17%	8%	(4)%

UiPath, Inc.

Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

in thousands, except per share data

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders	$(63,110)	$—	$(525,586)	$(92,393)
Plus: Undistributed earnings attributable to participating securities	—	26,256	—	—
Plus: Stock-based compensation expense	77,032	20,373	515,583	86,167
Plus: Amortization of acquired intangible assets	1,402	683	5,119	2,608
Plus: Employer payroll tax expense related to employee equity transactions	14,391	—	54,084	—
Tax adjustments to add-backs (1)	(2,545)	—	(4,090)	—

Non-GAAP net income (loss)	$27,170	$47,312	$45,110	$(3,618)

GAAP net loss per share, basic and diluted	$(0.12)	$—	$(1.16)	$(0.55)

GAAP weighted average common shares outstanding, basic and diluted	537,162	179,624	454,625	168,255
Plus: Unweighted adjustment for conversion of preferred to common stock in connection with IPO	—	306,300	67,973	306,300
Plus: Unweighted adjustment for common stock issued in connection with IPO	—	13,000	2,885	13,000

Non-GAAP weighted average common shares outstanding, basic	537,162	498,924	525,483	487,555
Plus: Dilutive potential common shares from outstanding equity awards	22,733	—	34,007	—

Non-GAAP weighted average common shares outstanding, diluted	559,895	498,924	559,490	487,555

Non-GAAP net income (loss) per share, basic	$0.05	$0.09	$0.09	$(0.01)

Non-GAAP net income (loss) per share, diluted	$0.05	$0.09	$0.08	$(0.01)

(1)	Estimated using blended annual effective tax rate and net operating losses available to offset.

UiPath, Inc.

Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow

in thousands

(unaudited)

	Twelve Months Ended January 31,
	2022	2021
GAAP net cash (used in) provided by operating activities	$(54,963)	$29,177
Purchases of property and equipment	(8,879)	(1,953)
Capitalization of software development costs	(2,950)	(1,240)
Cash paid for employer payroll taxes related to employee equity transactions	51,693	—
Net receipts of employee tax withholdings on stock option exercises	(6,382)	—

Non-GAAP adjusted free cash flow	$(21,481)	$25,984

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